Calculation of Filing Fee Tables
S-4
Apollo Global Management, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common stock, par value $0.00001 per share	Other	180,370		$ 24,090,427.73	0.0001531	$ 3,688.24
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 24,090,427.73		$ 3,688.24
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 3,688.24
Offering Note
[1]	Capitalized terms used below but not defined herein shall have the meanings assigned to such terms in the accompanying registration statement on Form S-4MEF filed by Apollo Global Management, Inc. ("Apollo") of which this Exhibit 107 is a part. Note 1(a) The number of shares of common stock, par value $0.00001 per share, of Apollo (the "Apollo common stock") being registered equals (A) (i) the exchange ratio of 0.07081 shares of Apollo common stock (the "Class A exchange ratio") for (x) each share of Class A common stock, par value $0.01 per share, of Bridge Investment Group Holdings Inc. ("Bridge" and, such shares, the "Bridge Class A common stock") and (z) each Class A common unit of Bridge Investment Group Holdings LLC ("Bridge LLC") multiplied by (ii) (a) the maximum number of shares of Bridge Class A common stock issued and outstanding as of August 26, 2025 or issuable (including in respect of Bridge equity awards) in connection with the Corporate Merger and (b) an estimate of the maximum number of Class A common units issued and outstanding as of August 26, 2025 or issuable (including in respect of Bridge LLC equity awards) in connection with the LLC Merger, minus (B) the amount of Apollo common stock that has previously been registered on the Registration Statement on Form S-4 (333-286493) that was filed by Apollo on April 11, 2025, which collectively equals 180,370 shares of Apollo common stock. Note 1(b) The aggregate offering price is calculated using (i) the average of the high and low prices of Bridge Class A common stock as reported on the New York Stock Exchange on August 26, 2025 ($9.4575) multiplied by (ii) the additional shares of Bridge Class A common stock to be converted using the Class A exchange ratio in the Corporate Merger (2,547,230). Note 1(c) The registration fee is calculated by multiplying the estimated aggregate offering price of securities to be registered, in each case, by 0.0001531.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A